UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2008

Cameron International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As discussed in our previous filings on Form 10-Q, the Company is among a number of oilfield service companies that received an inquiry from the Department of Justice ("DOJ") in July 2007 arising from the DOJ’s investigations into the practices of a freight forwarder and customs clearance broker. We were recently informed by the staff of the Securities and Exchange Commission’s ("SEC") Fort Worth, Texas office that they have begun an informal inquiry into the same matters currently under review by the DOJ. As part of this inquiry the SEC has requested that we provide to them the information and documents that have been requested by and are being provided to the DOJ. We intend to cooperate fully with the SEC, as we are doing with the DOJ, and are providing the requested materials to the SEC.

The Special Counsel reporting to the Audit Committee of the Board of Directors, which has been conducting an internal investigation, has found that the Company utilized certain services in Nigeria offered by the customs broker that appear to be similar to services that have been under review by the DOJ. Special Counsel is reviewing these and other services and activities to determine whether they were conducted in compliance with all applicable laws and regulations. Special Counsel is also reviewing the extent, if any, of the Company’s knowledge, and involvement in the performance, of these services and activities and whether the Company fulfilled its obligations under the Foreign Corrupt Practices Act.

At this stage of the internal investigation, we cannot predict the ultimate outcome of either the internal investigation or the government inquiries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cameron International Corporation

January 28, 2008	By:	/s/ William C. Lemmer

Name: William C. Lemmer
Title: Senior Vice President, General Counsel & Secretary